                         CONSENT OF INDEPENDENT AUDITORS
                         -------------------------------


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated June 17, 2003, relating to the financial statements and financial highlights which appears in the April 30, 2003 Annual Report to Shareholders of Commonfund Institutional Funds, which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Experts" in such Registration Statement.



/s/ PricewaterhouseCoopers LLP

New York, New York
August 25, 2003